EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION



Name: Polar Capital Corporation

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Mindspeed Technologies, Inc. [MSPD]

Date of Event requiring statement:  August 19, 2009





/s/  Tom Sabourin
-----------------
Tom Sabourin
Vice President

                         Form 4 Joint Filer Information



Name: Mr. John Paul Sabourin

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Mindspeed Technologies, Inc. [MSPD]

Date of Event requiring statement:  August 19, 2009






/s/  John Paul Sabourin
-------------------------
John Paul Sabourin